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EXHIBIT 21


                        ROTARY POWER INTERNATIONAL, INC.
                              LIST OF SUBSIDIARIES


WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY:

         E-Drive Systems Corporation

         Pegasus Technologies Incorporated, a New Brunswick, Canada corporation